Exhibit 99.4

FORM OF LETTER

PAR PETROLEUM CORPORATION

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders of

Par Petroleum Corporation

July 22, 2014

To Our Clients:

Enclosed for your consideration is a prospectus supplement, dated July 22, 2014 (together with the accompanying base prospectus, the “Prospectus”) which relates to the “rights offering” by Par Petroleum Corporation (“Par”) of shares of Par’s common stock, par value $0.01 per share, pursuant to transferable subscription rights issued to all stockholders of record of shares of common stock at the close of business, on July 21, 2014. The rights and common stock are described in the Prospectus.

In the rights offering, Par is offering an aggregate amount of 6,364,512 shares of common stock, as described in the Prospectus.

The rights will expire if not exercised prior to 5:00 p.m., New York City time, on August 13, 2014, unless Par extends the rights offering period. All rights not exercised prior to 5:00 p.m., New York City time on the expiration date shall be null and void.

As described in the Prospectus, your subscription rights entitle you to the basic subscription privilege and the oversubscription privilege. With your basic subscription privilege, you may purchase 0.21 shares of Par common stock for every subscription right you hold, by delivery of the required documents and payment of the exercise price of $16.00 per whole share. There is no minimum number of shares you must purchase as a result of the exercise of your subscription rights, but you may not purchase fractional shares. The subscription agent will deliver to you certificates representing the shares that you purchase upon the exercise of your subscription rights as soon as practicable after the rights offering has expired. If you fully subscribe your basic subscription privilege, you may also subscribe for additional shares that other stockholders do not purchase through exercise of their basic subscription privilege, by delivery of the required documents and payment of the exercise price, before the expiration of the rights offering. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering. Instead, fractional shares of our common stock resulting from the exercise of the basic subscription privilege and the oversubscription privilege will be rounded down to the nearest whole share of common stock.

If all of the subscription rights are not exercised under the basic subscription privilege, Par will issue additional shares to stockholders who exercise their oversubscription privilege. If there are not enough shares to satisfy all subscriptions made under the oversubscription privilege, Par will allocate the remaining shares pro rata, after eliminating all fractional shares, among those oversubscribing stockholders. “Pro rata” means in proportion to the total number of shares held by such stockholders, including the number of shares each stockholder subscribed for under the basic subscription privilege. If there is a pro rata allocation of the remaining shares and you receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then Par will allocate to you only the number of shares for which you subscribed under your oversubscription privilege. Par will allocate the remaining shares among all other stockholders exercising their oversubscription privileges.

If you exercised your oversubscription privilege and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned by mail or wire transfer of immediately available funds, without interest or deduction, as soon as reasonably practicable after the expiration date. The subscription agent will deliver to you certificates or make the necessary book-entry transfers, representing the shares which you purchased as soon as reasonably practicable after the expiration date and after all pro rata allocations and adjustments have been completed.

Par’s ability to utilize its net operating loss carryforwards would be substantially reduced or eliminated if it were to undergo an ownership change within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. In order to reduce the risk of an ownership change, its certificate of incorporation restricts the ability of any holder of 5% or more of its common stock to sell or otherwise transfer any shares owned by such holder or to purchase or otherwise acquire shares of its common stock. Par’s certificate of incorporation also restricts the ability of any other holder to make an acquisition of its common stock which will result in total ownership by such stockholder of 5% or more of its common stock. These restrictions will apply unless and until Par determines that such acquisition will not result in an unreasonable risk of an ownership change. Par has the right, in its sole and absolute discretion, to limit the exercise of subscription rights, including instructing the subscription agent to refuse to honor any exercise of subscription rights by 5% stockholders or stockholders who would become 5% holders upon exercise of their subscription rights. See “The Rights Offering — Certificate of Incorporation Restrictions; Escrow Protection Mechanics” in the Prospectus for more information.

The rights are transferable during the course of the rights offering. If you purchase rights and the rights offering is not completed, the purchase price paid for such rights will not be returned to you.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the subscription agent and the information agent, incurred in connection with the exercise of the rights will be for the account of the holder of the rights, and none of such commissions, fees or expenses will be paid by Par or the subscription agent.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Enclosed are copies of the following documents:

1.	The Prospectus; and

2.	Notice of Important Tax Information and Guidelines for Request for Taxpayer Identification Number and Certification on IRS Form W-9 or IRS Form W-8.

Each rights holder who is a “United States person,” within the meaning of the Internal Revenue Code of 1986, as amended, who elects to exercise rights must provide the subscription agent with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9. A rights holder who is not a United States person must provide an appropriate IRS Form W-8 and any applicable attachments. Please consult your own tax advisor as to the appropriate IRS Form W-8 to provide. Copies of IRS Form W-9 or the various IRS Form W-8s may be obtained upon request from the subscription agent or the information agent or are available at www.irs.gov. In general, the failure to provide the required information on the IRS Form W-9 may subject a United States person rights holder to U.S. federal income tax backup withholding (currently at a 28% rate) with respect to dividends that may be paid by Par on shares of common stock purchased upon the exercise of rights (for those holders exercising rights). In general, rights holders who are not United States persons and who fail to provide a properly completed IRS Form W-8 will also be subject to backup withholding.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of common stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise your rights.

If you wish to have us, on your behalf, exercise the rights for any shares of common stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

Your instructions and properly completed and executed IRS Form W-9 or W-8 to us should be forwarded as promptly as possible in order to permit us to exercise rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at the expiration date. Once you have exercised the basic subscription privilege or the oversubscription privilege, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the information agent. The information agent’s telephone number is (800) 967-4607. Any questions or requests for assistance concerning the rights offering should be directed to the information agent.

Very truly yours,